UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 14, 2025
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware		0-25092	86-0766246
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Insight Way,
Chandler,	Arizona		85286
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:
(480) 333-3000
Not Applicable
(Former name or former address, if changed since last report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Jack Azagury
On March 23, 2026, Insight Enterprises, Inc. (the “Company”) announced that, effective April 13, 2026, Jack Azagury, age 53, will be appointed as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors. Mr. Azagury was most recently a Senior Advisor at TowerBrook Capital Partners L.P., an international investment firm, advising portfolio companies in its business services sector from September 2025 until March 2026. Prior to his appointment, Mr. Azagury additionally served as a member of the board of directors on three TowerBrook portfolio companies: EisnerAmper, a company providing audit, accounting, advisory, and tax services, as board chair since October 2025; Berkeley Research Group, a management consulting firm, as board chair since September 2025; and CBTS, an application modernization, managed cloud, security, communications, and infrastructure solutions provider, since September 2025. Mr. Azagury previously spent over 29 years at Accenture in various roles including from June 2022 to September 2025 as the group chief executive for consulting, leading Accenture’s $15 billion global consulting services line consisting of over 47,000 full-time employees. He also served on Accenture’s global management committee from March 2020 through September 2025 and executive committee from June 2022 through September 2025. Mr. Azagury has recognized experience and expertise in digital and AI-based transformation, operational improvement programs, strategy, and operations. Mr. Azagury holds a Master’s degree in Software Engineering from Imperial College London and an MBA from INSEAD.
In connection with Mr. Azagury’s appointment as President and Chief Executive Officer, the Board of Directors approved the terms of his compensation, including annual base salary of $1,100,000, target annual cash incentive of $1,650,000 (150% of base salary), and a relocation bonus of $1,000,000. The Board also approved equity awards to be granted on April 15, 2026 with a total combined value of $18,000,000, as follows: (i) a grant valued at $3,200,000 consisting of service-based restricted stock units (“RSUs”) vesting annually in equal pro-rata installments over a three-year period from the date of grant; (ii) a grant valued at $2,400,000 consisting of performance-based restricted stock units (“PSUs”) based on the Company’s achievement of Return on Invested Capital targets with shares capable of being earned in a range of 0 – 200% of target value for the performance period January 1, 2026 through December 31, 2026 with earned shares vesting in equal annual installments over three years beginning on February 20, 2027; (iii) a grant valued at $2,400,000 consisting of PSUs tied to the Company’s Relative Total Shareholder Return compared to a peer group and a performance grid determined by the Compensation Committee of the Board of Directors with shares capable of being earned in a range of 0 – 200% of target value for the performance period from January 1, 2026 through December 31, 2028; and (iv) a one-time inducement grant valued at $10,000,000 consisting of PSUs with a performance period through April 15, 2029 based on achievement against three tier target Absolute Total Shareholder Return of 118%, 160%, and 200% growth in per share stock price for 20 consecutive trading days with shares earned at 50%, 100%, or 200%, respectively, of target value. Mr. Azagury is also eligible to receive severance benefits in the event he is terminated by the Company “without cause” or he terminates his employment for “good reason” in each case as defined in his executive employment agreement, including in the event he is terminated by the Company following a “change in control” as defined in his executive employment agreement.
Mr. Azagury was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Azagury has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between the Company and Mr. Azagury reportable under Item 404(a) of Regulation S-K.
The descriptions of the terms of Mr. Azagury’s offer letter and employment agreement are not complete and are qualified in their entirety by reference to the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Mr. Azagury will replace Joyce Mullen, who will be retiring from the role of Chief Executive Officer, President and director of the Company, effective upon the appointment of Mr. Azagury. As previously disclosed on a current report on Form 8-K filed by the Company on November 14,2025 (the “Original 8-K”), Ms. Mullen will continue to serve in a consulting and advisory role pursuant to the terms of her executive employment agreement, attached as Exhibit 10.3 to this Form 8-K. This Amendment No. 1 on Form 8-K/A amends the Original 8-K to disclose that the transition date for Ms. Mullen to such role will be April 13, 2026. The Company appreciates and thanks Ms. Mullen for her valuable contributions over five years of service and wishes her all the best in retirement.
Departure of Dee Burger
On March 20, 2026, Dee Burger notified the Company that he will step down from his current role as President of the Company’s North American business and resign from the Company effective March 31, 2026. Mr. Burger's decision to step down was not the result of any disagreement with the Company or the board of director or management on any matter relating to the Company's operations, policies or practices.
Retirement of Sam Cowley
On March 20, 2026, Sam Cowley notified the Company of his decision to retire as the General Counsel of the Company, effective March 31, 2026.  The Company has appointed Karim Adatia as his successor. Mr. Adatia has been a part of the Company’s legal team since 2010 and has served as the Company’s Deputy General Counsel since October of 2022. This transition is part of the Board of Directors’ succession planning, which has been in development over the last several years. To ensure an effective transition to new leadership, the Company and Mr. Cowley have planned and agreed that Mr. Cowley will continue to serve as an advisor following his retirement as General Counsel.
On March 20, 2026, the Company entered into a new employment agreement with Mr. Cowley pursuant to which, effective April 1, 2026, he will serve as Executive Vice President of the Company, having responsibility for such strategic priorities and legal matters as the Chief Executive Officer shall determine. Throughout the term of his new agreement, Mr. Cowley will receive an annual base salary of $418,000 through March 31, 2027 and will continue to participate in the Company’s benefit plans. The description of the terms of the employment agreement is not complete and is qualified in its entirety by reference to the agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

Item 7.01. Regulation FD Disclosure.
The Company issued a press release on March 23, 2026 announcing the appointment of Mr. Azagury as President and Chief Executive Officer of the Company, effective April 13, 2026. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended (the Securities Act”), or the Exchange Act.
Item 9.01.Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1(1)	Offer Letter between the Company and Jack Azagury dated March 23, 2026.

10.2	Executive Employment Agreement between the Company and Jack Azagury entered into as of March 23, 2026.

10.3	Executive Employment Agreement between the Company and Joyce Mullen effective November 7, 2025.

99.1	Press release dated March 23, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

(1)     Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated under the Securities Act because the information is (i) not material and (ii) the type that Insight treats as private or confidential. Insight agrees to furnish an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date:	March 25, 2026	By:	/s/ Rachael A. Crump
Rachael A. Crump
Chief Accounting Officer